10616 Scripps Summit Court
                                                            San Diego, CA  92131

                                                               TEL: 858-795-2000
                                                               FAX: 858-795-2001
                                                          e-mail:  nshd@nshd.com
                                                                    www.nshd.com
                                                      10616 Scripps Summit Court
                                                            San Diego, CA  92131


         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS



SpaceDev,  Inc.
San  Diego,  California

We hereby consent to the use in the Prospectus constituting a part of this Form SB-2 Registration Statement of our report dated February 13, 2003 relating to the consolidated balance sheet as of December 31, 2002 and the consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended of SpaceDev, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/  Nation  Smith  Hermes  Diamond

San  Diego,  California
October 1, 2004